The Rubicon Project, Inc. S-4

Exhibit 8.1

[Letterhead of Gibson, Dunn & Crutcher LLP]

[       ], 2020

The Rubicon Project, Inc. 12181 Bluff Creek Drive, 4th Floor Los Angeles, CA 90094

Re:       The Rubicon Project, Inc. Registration Statement on Form S-4 (File No. 333-[        ])

Ladies and Gentlemen:

We have acted as counsel to The Rubicon Project, Inc., a Delaware corporation (“Rubicon Project”), in connection with the planned merger (the “Merger”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 19, 2019, by and among Rubicon Project, Madison Merger Corp., a Delaware corporation (“Merger Sub”), and Telaria, Inc., a Delaware corporation (“Telaria”). This opinion is being delivered in connection with the filing of the registration statement on Form S-4, including the joint proxy statement/prospectus forming a part thereof (as amended through the date hereof, the “Registration Statement”) by Rubicon Project with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed transactions pursuant to the Merger Agreement and to which this opinion appears as an exhibit. Capitalized terms used in this opinion have the meanings assigned to them in the Merger Agreement.

For purposes of this opinion, we have reviewed the Merger Agreement, the Registration Statement and such other documents and matters of law and fact as we have considered necessary or appropriate. In rendering this opinion, we have relied upon and assumed (without independent investigation or examination thereof) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of original documents submitted to us, the conformity to the originals of documents submitted to us as copies, and the due and valid execution, delivery, enforceability, and authorization of all such documents where due execution, delivery, enforceability, and authorization are prerequisites to the effectiveness thereof.

In rendering this opinion, we also assumed (without independent investigation or examination thereof) that (i) the Merger will be consummated pursuant to and in accordance with the terms of the Merger Agreement and in the manner described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party to the Merger Agreement); (ii) the statements concerning the Merger and the parties thereto set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time and thereafter; (iii) any such statements or representations made in the Merger Agreement or the Registration Statement qualified by knowledge, intention, belief or any other similar qualification are true, complete and correct, and will remain true, complete and correct at all times up to and including the Effective Time and thereafter, in each case as if made without such qualification, and (iv) the parties to the Merger Agreement have complied with, and if applicable, will continue to comply with, their respective covenants and agreements contained in the Merger Agreement.

The Rubicon Project, Inc.

[       ], 2020

Based upon and subject to the foregoing and to the qualifications, assumptions, caveats and limitations stated herein and in the Registration Statement, the section of the Registration Statement entitled “Material U.S. Federal Income Tax Consequences of the Merger” constitutes our opinion as to the material U.S. federal income tax consequences of the Merger to U.S. holders of Telaria common stock.

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Registration Statement other than the opinion set forth above. Our opinion is based on the Code, Treasury Regulations promulgated thereunder, administrative pronouncements and judicial precedents, all as of the date hereof. The foregoing authorities may be repealed, revoked or modified, and any such change may have retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions and representations which we have assumed or upon which we have relied may affect the validity of the opinion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention after the date hereof.

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name in the second sentence under “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,